SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 8, 2009

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

The Registrant announced that it has received notice dated April 8, 2009, under Marketplace Rule 4310(c)(3) (the “Rule”), that its common stock is subject to potential delisting from the NASDAQ Capital Market because the Registrant does not have a minimum of $2,500,000 in stockholders’ equity, $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. On or before April 23, 2009, the Registrant is required to provide NASDAQ with a specific plan of how it will achieve and sustain compliance with NASDAQ Capital Market listing requirements, including a time frame for completion of such plan. The Registrant expects to provide a plan of action as required with the intention of returning to compliance with NASDAQ requirements.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 8.01	OTHER EVENTS.

On April 9, 2009, the Registrant issued a press release entitled “Commonwealth Biotechnologies, Inc. Receives Marketplace Rule 4310(c)(3) and Going Concern Notices,” in which it disclosed (a) the inclusion of a going concern notice in its audited financial statements for the year ended December 31, 2008, as disclosed in its Form 10-K dated March 31, 2009 and (b) the receipt of a notice from The NASDAQ Stock Market, LLC stating that the Registrant was not in compliance with NASDAQ Marketplace Rule 4310(c)(3).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

99.1	Press release dated April 9, 2009, entitled “Commonwealth Biotechnologies, Inc. Receives Marketplace Rule 4310(c)(3) and Going Concern Notices.”

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D. Chief Operating Officer

Dated: April 10, 2009

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